   As filed with the Securities and Exchange Commission on December 13, 1999


                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934


      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.14a-11(c) or
                 Section
                 240.14a-12


                                  STROUDS, INC.
------------------------------------------------------------
      (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the
                        Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No Fee Required.
/ /        Fee computed on table below per Exchange Act
           Rules 14a-6(i)(1) and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                 STROUDS, INC.
                            780 SOUTH NOGALES STREET
                       CITY OF INDUSTRY, CALIFORNIA 91748


                               December 15, 1999


To Our Stockholders:

    You are cordially invited to attend the Special Meeting of Stockholders (the "Special Meeting") of Strouds, Inc. (the "Company") which will be held on Wednesday, January 26, 2000, at 10:00 a.m., local time, at The Westin Los Angeles Airport, 5400 West Century Boulevard, Los Angeles, California. All stockholders of record at the close of business on December 10, 1999 are entitled to receive notice of and to vote at the Special Meeting or any adjournment or postponement thereof.

    The Special Meeting will be held to: (a) approve certain amendments to the Amended and Restated 1994 Equity Participation Plan of Strouds, Inc., as amended (the "1994 Plan, as Amended") to, among other things, (i) increase the number of shares of the Company's Common Stock available for issuance thereunder from 1,680,000 to 3,680,000 and (ii) increase the maximum number of shares that may be granted to any individual in any calendar year from 500,000 to 1,000,000, and restate the 1994 Plan, as Amended as The Second Amended and Restated 1994 Equity Participation Plan, and (b) transact such other business as may properly be brought before the Special Meeting or any adjournment or postponement thereof.

    We hope you will attend the Special Meeting in person. Whether or not you expect to attend the Special Meeting in person, please complete, sign, date and return the enclosed proxy card promptly to ensure that your shares will be represented at the Special Meeting. If you attend the Special Meeting, you may vote in person even if you have sent in your proxy card.

                                          Sincerely,

                                          [SIGNATURE]

                                          Charles R. Chinni
                                          CHAIRMAN OF THE BOARD OF DIRECTORS,
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                 STROUDS, INC.
                            780 SOUTH NOGALES STREET
                       CITY OF INDUSTRY, CALIFORNIA 91748

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 26, 2000

                            ------------------------

    The Special Meeting of Stockholders (the "Special Meeting") of
Strouds, Inc. (the "Company") will be held on Wednesday, January 26, 2000, at 10:00 a.m., local time, at The Westin Los Angeles Airport, 5400 West Century Boulevard, Los Angeles, California to:

    1. approve certain amendments to the Amended and Restated 1994 Equity Participation Plan of Strouds, Inc., as amended (the "1994 Plan, as Amended") to, among other things, (i) increase the number of shares of the Company's Common Stock available for issuance thereunder from 1,680,000 to 3,680,000 and (ii) increase the maximum number of shares that may be granted to any individual in any calendar year from 500,000 to 1,000,000, and restate the 1994 Plan, as Amended as The Second Amended and Restated 1994 Equity Participation Plan; and

    2. transact such other business as may properly be brought before the Special Meeting or any adjournment or postponement thereof.

    Stockholders of record at the close of business on December 10, 1999 are entitled to receive notice of and to vote at the Special Meeting or any adjournment or postponement thereof. The list of stockholders will be available for examination for the ten days prior to the Special Meeting at Strouds, Inc., 780 South Nogales Street, City of Industry, California.

    THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, WHICH RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF CERTAIN AMENDMENTS TO THE 1994 PLAN, AS AMENDED, AND THE RESTATEMENT OF THE 1994 PLAN, AS AMENDED AS THE SECOND AMENDED AND RESTATED 1994 EQUITY PARTICIPATION PLAN. Please refer to the attached proxy statement, which forms a part of this notice and is incorporated herein by reference, for further information with respect to the business to be transacted at the Special Meeting.

    All stockholders are cordially invited to attend the Special Meeting in person. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, HOWEVER, PLEASE COMPLETE THE ACCOMPANYING PROXY AND RETURN IT IN THE ENCLOSED ADDRESSED ENVELOPE. If you attend the Special Meeting, you may vote in person even if you have sent in your proxy card.

                                          By Order of the Board of Directors

                                          [SIGNATURE]

                                          Charles R. Chinni
                                          CHAIRMAN OF THE BOARD OF DIRECTORS,
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER


City of Industry, California
December 15, 1999

                                 STROUDS, INC.

                                ----------------

                                PROXY STATEMENT
                      FOR SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 26, 2000

                            ------------------------

    This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of Strouds, Inc. ("Strouds" or the "Company") from the holders of its outstanding shares of common stock, par value $0.0001 per share (the "Common Stock"), for use at the Special Meeting of Stockholders to be held on Wednesday, January 26, 2000 (the "Special Meeting") to:

    1. approve certain amendments to the Amended and Restated 1994 Equity Participation Plan of Strouds, Inc., as amended (the "1994 Plan, as Amended") to, among other things, (i) increase the number of shares of the Company's Common Stock available for issuance thereunder from 1,680,000 to 3,680,000 and (ii) increase the maximum number of shares that may be granted to any individual in any calendar year from 500,000 to 1,000,000, and restate the 1994 Plan, as Amended as The Second Amended and Restated 1994 Equity Participation Plan (the "Second Amended and Restated 1994 Plan"); and

    2. transact such other business as may properly be brought before the Special Meeting or any adjournment or postponement thereof.

    The Company's principal executive offices are located at 780 South Nogales Street, City of Industry, California 91748, telephone (626) 912-2866. A copy of this Proxy Statement and accompanying proxy card will be first mailed to stockholders on or about December 15, 1999. The Company defines its fiscal year as the period in which most of the business activity occurs (e.g., the year ending February 27, 1999 is referred to as fiscal 1998).

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

    The expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies will be paid by the Company. In addition to the use of mails, certain directors, officers or employees of the Company and its subsidiaries, who receive no compensation for their services other than their regular salaries, may solicit and tabulate proxies. The Company has retained D.F. King & Co., Inc., 77 Water Street, New York, New York 10005, telephone (212) 269-5550, to assist in the solicitation of proxies with respect to the shares of Common Stock held of record by brokers, nominees and institutions. The estimated cost of the services of D.F. King & Co., Inc. is $3,000, plus expenses.

VOTING PROCEDURES

    A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to sign, date and return the proxy card in the accompanying envelope, which is postage prepaid if mailed in the United States.

    You have three choices on each of the matters to be voted upon at the Special Meeting. Concerning the adoption of the Second Amended and Restated 1994 Plan, by checking the appropriate box on your proxy card you may: (a) vote "For" the item; (b) vote "Against" the item; or (c) "Abstain" from voting on the item. The effects of abstentions and votes against certain matters are discussed further below.

    Stockholders may vote by either (a) completing and returning the enclosed proxy card prior to the Special Meeting, (b) voting in person at the Special Meeting, or (c) submitting a signed proxy card at the Special Meeting.

    YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON.

    You may revoke your proxy at any time before it is actually voted at the Special Meeting by (a) delivering written notice of revocation to the Secretary of the Company at 780 South Nogales Street, City of Industry, California, 91748,
(b) submitting a later dated proxy, or (c) attending the Special Meeting and voting in person. Attendance at the Special Meeting will not, by itself, constitute revocation of the proxy. You may also be represented by another person present at the Special Meeting by executing a form of proxy designating such person to act on your behalf.

    Each unrevoked proxy card properly signed and received prior to the close of the Special Meeting will be voted as indicated. Unless otherwise specified on the proxy, the shares represented by a signed proxy card will be voted FOR item 1 on the proxy card and will be voted in the discretion of the persons named as proxies on the other business that may properly come before the Special Meeting.

    If a proxy card indicates an abstention or a broker non-vote on a particular matter, then the shares represented by such proxy will be counted for quorum purposes. If a quorum is present, an abstention will have the effect of a vote against the matter (except for the election of directors in which case such abstention has no effect) and broker non-votes will have no effect.

    The presence at the Special Meeting, in person or by proxy, of a majority of the shares of Common Stock issued and outstanding on December 10, 1999, will constitute a quorum.

    Votes cast at the Special Meeting will be tabulated by the persons appointed by the Company to act as inspectors of election for the Special Meeting.

SHARES ENTITLED TO VOTE AND REQUIRED VOTE

    Stockholders of record at the close of business on December 10, 1999 are entitled to vote at the Special Meeting. At that date, 7,080,500 shares of Common Stock were outstanding. Each share of Common Stock is entitled to one vote. In all matters, the affirmative vote of a majority of the shares of Common Stock that are represented in person or represented by proxy at the Special Meeting and entitled to vote is required to approve each matter.

                            ------------------------


             The date of this Proxy Statement is December 15, 1999.

                                 PROPOSAL NO. 1
             APPROVAL OF THE SECOND AMENDED AND RESTATED 1994 PLAN

    In May 1994, the Company adopted the 1994 Equity Participation Plan of the Company to attract and retain directors, officers and key employees. On September 1, 1994, the Company adopted the Amended and Restated 1994 Equity Participation Plan of the Company (the "1994 Plan"), which preserves the plan as adopted in May 1994 in its entirety with adjustments for the stock split approved by the Board on July 27, 1994. At the Annual Meetings on July 8, 1997 and July 1, 1998, the stockholders approved certain amendments to the 1994 Plan. The 1994 Plan, as so amended is referred to herein as the "1994 Plan, as Amended."

    On October 20, 1999, the Compensation Committee recommended, and the Board of Directors unanimously adopted, subject to stockholder approval, certain amendments to the 1994 Plan, as Amended to, among other things, (i) increase the number of shares of the Company's Common Stock ("Common Stock") available for issuance thereunder from 1,680,000 to 3,680,000, and (ii) increase the maximum number of shares that may be granted to any individual in any calendar year from 500,000 to 1,000,000, and restate the 1994 Plan, as Amended, as The Second Amended and Restated 1994 Equity Participation Plan (the "Second Amended and Restated 1994 Plan").

SUMMARY OF PROPOSED CHANGES

    The 1994 Plan, as Amended currently permits options to be granted covering up to 1,680,000 shares of Common Stock. The Board proposes to amend the 1994 Plan, as Amended to provide for an increase in the number of shares of Common Stock reserved for issuance thereunder from 1,680,000 to 3,680,000. As of December 1, 1999, approximately 83% of the shares of Common Stock reserved for issuance under the 1994 Plan, as Amended were subject to outstanding options leaving approximately 273,476 shares of Common Stock reserved for issuance under the 1994 Plan, as Amended. The Board believes that in order to continue to provide an incentive to secure and retain key employees, directors and consultants of outstanding ability and to provide added incentives to those employees, directors and consultants presently working at the Company, additional shares should be made available under the Second Amended and Restated 1994 Plan. The Board believes that the increase in the number of shares of Common Stock available for issuance as provided in the Second Amended and Restated 1994 Plan will provide the Compensation Committee with greater flexibility in the administration of the Second Amended and Restated 1994 Plan and is appropriate for accommodating any new employees, directors and consultants who would be subject to the Second Amended and Restated 1994 Plan.


    The 1994 Plan, as Amended currently limits the number of shares subject to options which may be granted to any individual in any one year at 500,000, the ("Award Limit"). The Board proposes to amend the 1994 Plan, as Amended to allow an increase in the options subject to the Award Limit from 500,000 shares to 1,000,000 shares. The Board believes that the increase in the Award Limit will provide the Compensation Committee with greater flexibility in the administration of the Second Amended and Restated 1994 Plan.


    The principal features of the Second Amended and Restated 1994 Plan are summarized below, but the summary is qualified in its entirety by reference to the Second Amended and Restated 1994 Plan. Copies of the Second Amended and Restated 1994 Plan will be available at the Special Meeting and may also be obtained by making written request of the Company's Secretary.

THE SECOND AMENDED AND RESTATED PLAN


    An aggregate of 3,680,000 shares of the Common Stock (or their equivalent in other equity securities), subject to adjustment for stock splits, stock dividends and similar events, subject to stockholder approval, has been authorized for issuance upon exercise of options, stock appreciation rights ("SARs"), and other awards, or as restricted or deferred stock awards under the Second Amended and Restated 1994 Plan. However, as of May 20, 1998, no grants of any SARs, restricted stock options, performance awards, deferred stock or stock payments may be made under the Second Amended and Restated 1994 Plan. The maximum number of shares which may be subject to options or SARs granted under the Second Amended and Restated 1994 Plan to any individual in any calendar year cannot exceed 1,000,000 (the "Award Limit"). The Compensation Committee administers the Second Amended and Restated 1994 Plan and determines to whom options, SARs, restricted stock purchase rights and other awards are to be granted and the terms and conditions, including the number of shares and the period of exercisability, thereof. The following general discussion describes the terms of the Second Amended and Restated 1994 Plan which apply to key employees, officers and consultants of the Company and directors who are employed by the Company. The special provisions of the Second Amended and Restated 1994 Plan which apply to stock option grants made to directors of the Company who are not employees of the Company ("non-employee directors") are described below.



    The Second Amended and Restated 1994 Plan authorizes the grant or issuance of various options and other awards, and the terms of each such option or award will be set forth in a separate agreement or a certificate executed by an authorized officer of the Company. Non-qualified stock options ("NQSO") may be granted for any term specified by the Compensation Committee and will provide for the right to purchase Common Stock at a specified price which, except with respect to NQSOs intended to qualify as performance-based compensation under
Section 162(m) of the Code, may be less than fair market value on the date of grant (but not less than par value), and may become exercisable (in the discretion of the Compensation Committee) in one or more installments after the grant date. Incentive Stock Options ("ISOs") may be granted only to employees of the Company or any of its subsidiaries, and if granted, will be designed to comply with the provisions of the Code and will be subject to restrictions contained in the Code, including having an exercise price equal to at least 100% of fair market value of Common Stock on the grant date and a ten year restriction on their term, but may be subsequently modified to disqualify them from treatment as an ISO.



    Under the Second Amended and Restated 1994 Plan, each non-employee director is granted a NQSO to purchase 10,000 shares automatically upon the date of an initial public offering of the Common Stock or upon becoming a non-employee director after such date and each non-employee director who is re-elected to the Board shall receive a subsequent option to purchase 10,000 shares of Common Stock at the time of such re-election. The Second Amended and Restated 1994 Plan provides that all stock options granted to non-employee directors will have a term of ten years, will have an exercise price equal to 100% of the fair market value of a share of the Common Stock on the date the option is granted, and will become exercisable in four cumulative 25% installments on each successive one year anniversary of the date on which the option is granted, subject to acceleration upon the optionee's retirement from the Board in accordance with the Company's retirement policy applicable to directors. The Board administers the Second Amended and Restated 1994 Plan with respect to options granted to non-employee directors.



    The Second Amended and Restated 1994 Plan does not allow for the repricing of any stock options after May 20, 1998.



    Payments for the shares purchased upon the exercise of options may be in cash or, if the terms of an option so provide, with shares of Common Stock owned by the optionee (or issuable upon exercise of the option) or with other lawful consideration as determined by the Compensation Committee.


    No option or other right to acquire Common Stock granted under the Second Amended and Restated 1994 Plan may be assigned or transferred by the grantee, except by will or the laws of descent and distribution, although the shares underlying such rights may be transferred if all applicable restrictions have lapsed. During the lifetime of the holder of any option or right, the option or right may be exercised only by the holder.

    The Second Amended and Restated 1994 Plan provides that, in the discretion of the Compensation Committee, no options or other awards may be exercised upon a change in control of the Company. In its discretion, however, the Compensation Committee may provide that for a specified period of time prior to such a change in control, options and other awards shall be exercisable as to all shares covered thereby and restrictions on awards shall cease or a successor corporation shall assume or replace such options.


    Amendments to the Second Amended and Restated 1994 Plan to increase the number of shares as to which options may be granted (except for adjustments resulting from stock splits and the like) or to modify the Award Limit require the approval of the Company's stockholders. In all other respects the Second Amended and Restated 1994 Plan may be amended, modified, suspended or terminated by the Compensation Committee, unless such action would otherwise require stockholder approval under the Second Amended and Restated 1994 Plan or as a matter of applicable law, regulation or rule. Amendments of the Second Amended and Restated 1994 Plan will not, without the consent of the participant, affect such person's rights under an award previously granted, unless the award itself otherwise expressly so provides.


CERTAIN FEDERAL INCOME TAX CONSIDERATIONS FOR THE SECOND AMENDED AND RESTATED
  1994 PLAN

    Under current federal laws, in general, recipients of awards and grants of nonqualified stock options, stock appreciation rights, restricted stock, deferred stock, dividend equivalents, performance awards, and stock payments under the Second Amended and Restated 1994 Plan are taxable under Section 83 of the Internal Revenue Code of 1986, as amended (the "Code") upon their receipt of Common Stock or cash with respect to such awards or grants and, subject to
Section 162(m) of the Code, the Company will be entitled to an income tax deduction with respect to the amounts taxable to such recipients. Under Sections 421 and 422 of the Code, recipients of ISOs are generally not taxable on their receipt of Common Stock upon their exercise of ISOs if the ISOs and option stock are held for certain minimum holding periods and, in such event, the Company is not entitled to income tax deductions with respect to such exercises. Participants in the Second Amended and Restated 1994 Plan will be provided with detailed information regarding the tax consequences relating to the various types of awards and grants under the Second Amended and Restated 1994 Plan.

    Under Section 162(m) of the Code ("Section 162(m)"), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid in 1994 and thereafter) for certain executive officers exceeds $1 million (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) in any taxable year of the Company. However, under
Section 162(m), the deduction limit does not apply to certain "performance-based compensation" which is paid based upon the attainment of objective financial performance goals which are established by an independent compensation committee pursuant to business criteria, the material terms of which are adequately disclosed to, and approved by, stockholders of the Company and which meets certain other requirements. In particular, stock options and SARs will satisfy the "performance-based compensation" exception if the awards are made by a qualifying compensation committee, the plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e. the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Remuneration attributable to stock options and SARs granted under the Second Amended and Restated 1994 Plan will not be subject to the $1 million limitation if these conditions are satisfied. Rights or awards granted under the Second Amended and Restated 1994 Plan other than options and SARs, will not qualify as "qualified performance-based compensation" for purposes of Section 162(m) unless such rights or awards are granted or vest upon the attainment of preestablished objective performance goals, the material terms of which are adequately disclosed to, and approved by, the stockholders of the Company.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE SECOND
         AMENDED AND RESTATED 1994 PLAN AS SET FORTH IN PROPOSAL NO. 1

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The Summary Compensation Table below sets forth certain compensation information concerning the Company's Chief Executive Officer, its former Chief Executive Officer and its other most highly compensated current executive officer (the "Named Executive Officers") for services rendered in all capacities to the Company during the fiscal year ended February 27, 1999:

                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                                                                       AWARDS
                                                       ANNUAL COMPENSATION          ------------
                                                ---------------------------------      SHARES         OTHER
                                                 FISCAL                              UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION                       YEAR     SALARY ($)   BONUS ($)   OPTIONS (#)       ($)(1)
---------------------------                     --------   ----------   ---------   ------------   ------------
Charles R. Chinni (2).........................    1998       387,692     175,000 (3)   100,000        65,909 (4)
 Chairman of the Board of Directors,              1997       222,116          --      300,000         29,642 (5)
 President, Chief Executive Officer,
 and Director

Wilfred C. Stroud.............................    1998       204,000          --       12,500          9,100 (7)
 Founder, Chairman Emeritus and                   1997       204,000          --       45,834 (6)     29,246 (7)
 Director                                         1996       204,000          --       12,500         37,293 (7)

Douglas C. Felderman (11).....................    1998       183,077          --       45,000             --
 Senior Vice President--Finance,                  1997       138,076          --       55,000 (8)        508 (9)
 Chief Financial Officer and Secretary            1996       110,000      12,500 (10)     3,000          127 (9)

--------------------------

(1) Perquisites less than $50,000 or 10% of the total of annual salary and bonus are not disclosed.

(2) Mr. Chinni joined the Company to serve as its President and Chief Executive Officer in July 1997. The salary reported for fiscal year 1997 reflects compensation received for a partial year.

(3) Reflects bonus received by Mr. Chinni during fiscal year ended February 27, 1999 for services rendered during fiscal year ended February 28, 1998.

(4) Includes $58,909 relating to housing and travel expenses and $7,000 representing an automobile allowance paid to Mr. Chinni by the Company.

(5) Includes $25,200 relating to relocation and travel expenses and $4,442 representing an automobile allowance paid to Mr. Chinni by the Company.

(6) Of these options, only 12,500 represent new grants in fiscal 1997 and 33,334 represent the options that were repriced in May 1997.

(7) The Company contributed $235 and $2,391 to the Company's 401(k) plan on behalf of Mr. Stroud for the fiscal years ended February 28, 1998 and March 1, 1997, respectively. The Company is a party to "split dollar" life insurance agreements with a trust established by Mr. Stroud under which the trust pays the portion of the premiums attributable to the death benefit under life insurance policies insuring the lives of Mr. Stroud and his spouse and owned by the trust, and the Company pays the balance of the premiums. Upon the termination of the agreements or the deaths of Mr. Stroud and his spouse, all premiums previously advanced by the Company under the policies are required to be repaid by the trust. Included in the amounts shown for Mr. Stroud in fiscal years 1997 and 1996 are $29,011 and $34,902, respectively, representing the value of the premium payments by the Company in such years, projected on an actuarial basis assuming that Mr. Stroud retires at age 75 and the agreements are then terminated, and assuming an interest rate equal to the Company's then incremental borrowing rate. Mr. Stroud's retirement was effective February 28, 1999 and the value of the premiums paid in 1998 equalled $9,100.

(8) Of these options, only 45,550 represent new grants in fiscal 1997 and 9,450 represent the options that were repriced in May 1997.

(9) Represents Company matching contributions to the Company's 401(k) plan on behalf of Mr. Felderman.

(10) Reflects bonus received by Mr. Felderman during fiscal year ended March 2, 1996 for services rendered during fiscal year ended February 25, 1995.

(11) Mr. Felderman resigned as an officer of the Company, effective May 27, 1999.

OPTION GRANTS DURING FISCAL YEAR ENDED FEBRUARY 27, 1999

    The following table sets forth certain information regarding grants of stock options made to the Named Executive Officers during the fiscal year ended February 27, 1999, including information as to the potential realizable value of such options at assumed annual rates of stock price appreciation for the ten year option terms:

                                           INDIVIDUAL GRANTS
                       ----------------------------------------------------------   POTENTIAL REALIZABLE VALUE
                       NUMBER OF                                                      AT ASSUMED ANNUAL RATES
                         SHARES           PERCENT                                         OF STOCK PRICE
                       UNDERLYING     OF TOTAL OPTIONS                                APPRECIATION FOR OPTION
                        OPTIONS     GRANTED TO EMPLOYEES   EXERCISE                           TERM(1)
                        GRANTED     IN FISCAL YEAR ENDED   PRICE PER   EXPIRATION   ---------------------------
NAME                      (#)        FEBRUARY 27, 1999       SHARE        DATE         5% ($)        10% ($)
---------------------  ----------   --------------------   ---------   ----------   ------------   ------------
Charles R. Chinni....   100,000(2)           26.8%             $2.88    04-28-08    $   180,807    $   458,201

Wilfred C. Stroud....    12,500               3.4%             $3.25    04-24-08         25,549         64,746

Douglas C.
 Felderman...........    45,000              12.1%             $3.25    04-24-08         91,976        233,085

All Optionees........   373,100             100.0%         1.44-3.25    03-19-08        634,657      1,608,346
                                                                        01-13-09

All Stockholders
 (3).................       N/A               N/A                N/A         N/A     15,527,060     39,348,618

All Optionees as a
 percent of All
 Stockholders Gain...       N/A               N/A                N/A         N/A            4.1%           4.1%

--------------------------

(1) The dollar amounts under these columns are the result of calculations at five percent and ten percent rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's Common Stock price. In the above table, the Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(2) Since the end of the fiscal year 1998 through the date of this proxy statement, Mr. Chinni has been granted options to purchase 325,000 shares of the Company's Common Stock.

(3) These amounts represent the appreciated value which common stockholders would receive at the hypothetical five and ten percent rates based on the market value of Common Stock outstanding at or near the option grant dates.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED FEBRUARY 27, 1999 AND FISCAL
  YEAR END OPTION VALUES

    The following table sets forth certain information regarding options exercised during fiscal year 1998 and options outstanding at February 27, 1999 for the Named Executive Officers:

                                                                                                 VALUE OF
                                                               NUMBER OF SHARES          UNEXERCISED IN-THE-MONEY
                                                            UNDERLYING UNEXERCISED              OPTIONS AT
                                                                  OPTIONS AT             FEBRUARY 27, 1999 ($)(1)
                                                             FEBRUARY 27, 1999 (#)      ---------------------------
                       SHARES ACQUIRED                    ---------------------------
NAME                     ON EXERCISE     VALUE REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------  ---------------   --------------   -----------   -------------   -----------   -------------
Charles R. Chinni....            --               --         75,000        325,000        $4,725          $14,175
Wilfred C. Stroud....            --               --         16,428         41,906         3,088            5,528
Douglas C.
 Felderman...........            --               --         14,180         85,820         1,742            3,978

--------------------------
(1) Amount represents the difference between the aggregated exercise prices of unexercised options and a closing price of $1.94 per share of the Common Stock as reported on the Nasdaq Stock Market on February 26, 1999, the last trading day in fiscal year 1998.

EMPLOYMENT AGREEMENTS

    On July 7, 1997, Mr. Chinni and the Company entered into an employment agreement (the "1997 Agreement"). Subsequently, on May 20, 1998, the Company and Mr. Chinni amended and restated the original 1997 Agreement (the "1998 Agreement"). On October 20, 1999 (the "Commencement Date"), the Company and
Mr. Chinni further amended and restated the 1998 Agreement (the "1999 Agreement"), which expires on February 28, 2003. Pursuant to the terms of the 1999 Agreement, Mr. Chinni shall serve as the Company's Chairman of the Board of Directors, President and Chief Executive Officer and the Company will pay
Mr. Chinni an annual base salary equal to $600,000 effective as of July 1, 1999, provided, that, the Company will reevaluate Mr. Chinni's salary on each anniversary of the Commencement Date. At the end of fiscal year 1999, subject to pre-determined improvements of the Company's financial performance, Mr. Chinni is eligible to receive certain specified cash bonus amounts. Such amounts shall not exceed $212,500 in cash. Effective as of March 1, 2000, the Compensation Committee will establish certain performance objectives and will provide for payment of a cash bonus to Mr. Chinni for each fiscal year in an amount at least 50% of his then current base annual salary if such performance objectives for Mr. Chinni are achieved. The 1999 Agreement further provides that as of the date of employment, Mr. Chinni was granted options for the purchase of (i) 100,000 shares of Common Stock at an exercise price equal to the fair market value on the date of grant and (ii) an additional 900,000 shares of Common Stock at the fair market value as of the date the Company's stockholders approve the Second Amended and Restated 1994 Plan. Additionally, the 1999 Agreement provides for the Company to reimburse Mr. Chinni for certain travel, out-of-pocket business and attorney expenses and to provide Mr. Chinni with medical, hospital, surgical, disability, accidental death, travel and/or life insurance coverage.

    The Company is entitled to terminate Mr. Chinni's employment upon the expiration of the term of the 1999 Agreement, death, disability, "for cause" (e.g., neglect of duties, breach of covenants, failure to correct employment deficiency, fraud, embezzlement, or acceptance of bribe or kickback), an event of bankruptcy, reorganization or similar circumstances, rejection by the stockholders of the Second Amended and Restated 1994 Plan or "without cause" (reasons other than for his death, disability, or for cause). Mr. Chinni may terminate his employment with the Company for a reason other than a "good reason" upon 60 days' written notice and at any time for a "good reason". "Good reason" includes the occurrence of any of the following circumstances: (i) the assignment to Mr. Chinni of any duties which are materially inconsistent with his position in the Company held on the Commencement Date or any other action that results in a material diminution in his position, duties or responsibilities, (ii) the relocation of the Company's offices at which Mr. Chinni is principally employed on the Commencement Date to a location outside the greater Los Angeles metropolitan area; (iii) the Company's material breach of the provisions of the 1999 Agreement; (iv) the Company's reduction of Mr. Chinni's base salary, except for across-the-board salary reductions;
(v) the removal of Mr. Chinni from the position of President or Chief Executive Officer; (vi) the failure of Mr. Chinni to be elected to the Board, as Chairman; or (vii) the removal of Mr. Chinni from the position of Chairman of the Board once he is elected to such office. In the event of a (i) termination by the Company due to the expiration of the term of the 1999 Agreement or "without cause" or (ii) termination by Mr. Chinni for "good reason", Mr. Chinni is entitled to a severance payment of his base salary and targeted bonus in effect at the time of termination for the remaining term of the 1999 Agreement or for two years, whichever is greater.

    The 1999 Agreement includes provisions restricting Mr. Chinni from competing, directly or indirectly, with the Company during employment and for two years after the termination of employment.

    On August 4, 1999, the Company entered into a letter agreement (the "Letter Agreement"), pending the completion of an employment contract, with Robert M. Menar pursuant to which the Company employed Mr. Menar as its Chief Operating Officer for a period of three years. If Mr. Menar's employment has not earlier terminated due to death, disability or by the Company for cause, at the end of the initial three year term, his employment will be extended for successive 1 year periods unless the Company provides written notice at least 90 days prior to the end of the applicable term of its intention not to extend his employment.
Mr. Menar will receive an annual base salary of $350,000, less payroll deductions and other required withholdings, which will be increased by $25,000 on March 1, 2000. Thereafter, the Company will review annually Mr. Menar's salary and determine in its discretion any increase in such salary. Mr. Menar will be eligible to receive a bonus equal to 50% of his base salary each year during his employment in accordance with the Company's management bonus plan if certain performance targets are met by the Company and Mr. Menar. Mr. Menar will be entitled to participate in all incentive, saving and other retirement plans and programs of the Company and will receive standard benefits, including medical, hospital, surgical, disability, accidental death, travel and/or life insurance coverage generally available to other senior executive officers of the Company. In addition, pursuant to the Letter Agreement, the Company granted
Mr. Menar options to purchase 250,000 shares of Common Stock under the Company's 1999 Special Purpose Stock Option Plan. The exercise price per share of such options will be equal to the fair market value of one share of the Company's Common Stock on August 4, 1999. On each of the first and second anniversaries of the date of the Letter Agreement, Mr. Menar will be granted additional options to purchase 150,000 shares of the Company's Common Stock which shall have an exercise price per share of the fair market value of one share of the Company's Common Stock on the date of the grant of such subsequent options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


    The Compensation Committee presently is comprised of Messrs. Weiss and Achabal, neither of whom is or has been an officer or employee of the Company or any of its subsidiaries. Mr. Weiss serves as the chair of the Compensation Committee.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    THE REPORT OF THE COMPENSATION COMMITTEE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "1934 ACT"), EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                                    * * * * * *

    The Compensation Committee's policy is to establish compensation levels for the Chief Executive Officer (the "CEO") and the other executive officers which reflect the Company's overall performance and the individual executive's performance, responsibilities and contributions to the long-term growth and profitability of the Company. The Compensation Committee's policy is to determine the appropriate executive compensation levels which will enable the Company to attract and retain qualified executives.

    The Compensation Committee, with the assistance of the CEO, determines the compensation of the executive officers based on its evaluation of the Company's overall performance, primarily based on the Company's sales and earnings performance compared with the Company's operating plan, as well as various qualitative factors such as the Company's product and service quality, the extent to which the executive officer has contributed to forming a strong management team and other factors which the Compensation Committee believes are indicative of the Company's ongoing ability to achieve its long-term sales growth and profit objectives. With respect to each executive, the Compensation Committee focuses on that individual executive's areas of responsibility and his contribution toward achieving corporate objectives.

    Total compensation of each executive officer of the Company consists of four components: (i) base salary, (ii) annual incentive in the form of a cash bonus,
(iii) long-term incentive in the form of equity based stock options and (iv) miscellaneous benefits and perquisites. Each component is discussed below.

    The principal component of the compensation of each executive officer is the executive's base salary. In setting base salaries, the Compensation Committee reviews the corporate and individual performance factors described above and the practices of other public specialty retailers in comparable lines of trade and public department store retailers. The comparison peer groups are not identical to the peer group included in the performance comparison graph under "Stock Performance Graph" below. The Compensation Committee attempts to set the Company's base executive compensation levels at levels that generally competitive in the industry. The base salary for Mr. Chinni, the Chairman of the Board of Directors, President and CEO, for the fiscal year ended February 27, 1999 was $387,692. Mr. Chinni's base salary was established in accordance with the terms of his employment agreement with the Company.

    Executive officers are eligible to receive annual incentives in the form of a combination of cash bonuses and stock options. For the fiscal year ended February 27, 1999, the cash bonuses were targeted at 15-50% of base salary and were based on the Company's financial performance against certain pre-defined goals. In order to be more comparable with its primary peer group and to put a greater proportion of its executive officers' total compensation at risk, the Compensation Committee has determined that annual cash bonuses will be based on achievement of pre-defined net income levels, as well as an executive's personal performance (although the Compensation Committee can approve exceptions for outstanding individual performances). For the fiscal year ended February 27, 1999, the pre-defined financial performance targets were met. Accordingly, the Compensation Committee awarded incentive cash bonuses to executive officers for the fiscal year ended February 27, 1999. Mr. Chinni received a bonus of $175,000 for the fiscal year ended February 27, 1999.

    The other bonus component of the total compensation of each executive officer of the Company is long-term incentives in the form of equity-based stock options. These incentives are used to encourage the Company's management to maximize stockholder value and utilize vesting periods to assist the Company in retaining key employees. In general, the number of equity-based stock options granted by the Compensation Committee to each executive officer is based on an option grant multiplier (which multiplier is, in part, based on the practices of the Company's primary peer group) applied to each executive's base salary and an estimate as to the fair market value of the underlying stock at the time of grant of such options. The options granted to the CEO for the fiscal year ended February 27, 1999 were 100,000.


    The last component of total compensation is Company benefits and perquisites generally consisting of car allowances, matching contributions to individual executive's 401(k) Plans and customary life and health benefits. In addition, Mr. Wilfred C. Stroud, the Founder, Chairman Emeritus and a director on the Board of Directors, received split dollar life insurance benefits from the Company.


    During 1993, the Internal Revenue Code of 1986 was amended to include
Section 162(m) which denies a deduction to any publicly held corporation for compensation paid to any "covered employee" (which is defined as the CEO and the Company's other four most highly compensated officers, as of the end of a taxable year) to the extent that the compensation exceeds $1.0 million in any taxable year of the corporation beginning after 1993. Compensation which constitutes "performance-based compensation" is excludable in applying the $1.0 million limit. It is the Company's policy to qualify compensation paid to its top executives for deductibility under Section 162(m) in order to maximize the Company's income tax deductions.

                                          By the Compensation Committee
                                          Marco F. Weiss, Chairman
                                          Dale D. Achabal

STOCK PERFORMANCE GRAPH

    THE STOCK PERFORMANCE GRAPH BELOW SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OR UNDER THE 1934 ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

    Set forth below is a line graph comparing the total cumulative return of the Company's Common Stock since the Company's initial public offering on October 12, 1994 to (a) a group of peer issuers with similar home retail businesses and (b) the Nasdaq Stock Market--U.S. Index.

    The historical stock market performance of the Common Stock shown below is not necessarily indicative of future stock performance.

               COMPARISON OF 52 MONTH CUMULATIVE TOTAL RETURN (1)
  AMONG STROUDS, INC., A PEER GROUP (2) AND THE NASDAQ STOCK MARKET--US INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

CUMULATIVE TOTAL RETURN
                         Strouds Inc.  Peer Group  Nasdaq Stock Market (U.S.)
10/12/94                         $100        $100                        $100
2/25/95                           $60         $95                        $104
3/2/96                            $36        $100                        $146
3/1/97                            $31        $120                        $176
2/28/98                           $16        $230                        $241
2/27/99                           $16        $243                        $314

------------------------

(1) Assumes $100.00 was invested on October 12, 1994 in stock or index and assumes dividends are reinvested.

(2) The Peer Group companies consist of Barnes & Noble, Inc., Bed Bath & Beyond Inc., Bombay Company, Inc., Goodguys, Inc. Lechters, Inc., Linens 'n Things, Inc., Pier 1 Imports, Inc., Three D Departments, Inc. and Williams-Sonoma, Inc.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF MANAGEMENT

    The table below sets forth the beneficial ownership of the Company's Common Stock as of December 1, 1999 for (1) each of the Named Executive Officers (as defined under "Executive Compensation--Summary Compensation Table"), (2) each person who is, as of December 1, 1999, a director on the Board of Directors of the Company, including all nominees to the Board of Directors, and (3) all current directors and current executive officers as of December 1, 1999 as a group. Pursuant to the rules of the Securities and Exchange Commission, in calculating percentage ownership, each person is deemed to beneficially own his own shares subject to options exercisable within 60 days, but options owned by others (even if exercisable within 60 days) are deemed not to be outstanding shares.


                                                                         NUMBER OF SHARES
                                                                         OF COMMON STOCK     PERCENT OF
NAME OF BENEFICIAL OWNER                      POSITION                  BENEFICIALLY OWNED     CLASS
------------------------                      --------                  ------------------   ----------
Charles R. Chinni...........  Chairman of the Board of Directors,               419,892(a)       5.7%
                               President, and Chief Executive Officer

Wilfred C. Stroud...........  Founder, Chairman Emeritus and Director           856,543(b)      12.1%

Douglas C. Felderman (c)....  Senior Vice President--Finance, Chief
                               Financial Officer and Secretary                    2,500            *

Dale D. Achabal.............  Director                                           58,250(d)         *

Larry R. Bemis..............  Director                                           13,700(d)         *

Richard F. Clayton..........  Director                                            7,500(e)         *

Marshall S. Geller..........  Director                                          644,587(e)       9.1%

Marco F. Weiss..............  Director                                           39,250(d)         *

All directors and executive
 officers as a group (12
 persons)...................                                                  2,392,531(f)      32.1%


--------------------------

 * Less than 1%.

(a) Beneficial ownership includes 275,000 shares of Common Stock which may be acquired upon exercise of stock options exercisable within the next
    60 days.

(b) Beneficial ownership includes 26,905 shares of Common Stock which may be acquired upon exercise of stock options exercisable within the next
    60 days.

(c) Mr. Felderman resigned as an officer of the Company, effective May 27, 1999.

(d) Beneficial ownership includes 6,250 shares of Common Stock which may be acquired upon exercise of stock options exercisable within the next
    60 days.

(e) Beneficial ownership includes 2,500 shares of Common Stock which may be acquired upon exercise of stock options exercisable within the next
    60 days.

(f) Beneficial ownership includes 378,721 shares of Common Stock which may be acquired upon exercise of stock options exercisable within the next
    60 days. Also includes beneficial ownership by Gary A. Van Wagner, the Company's Corporate Controller, of 4,000 shares of Common Stock, Jeffrey Stroud, the Company's Senior Vice President - Marketing, of 298,903 shares of Common Stock, Denise Marsicano, the Company's Senior Vice President - Stores, of 31,056 shares of Common Stock, Harry Brown, the Company's General Merchandising Manager and Executive Vice President, of 0 shares of Common Stock and Robert Menar, the Company's Chief Operating Officer, Secretary and interim Chief Financial Officer, of 18,850 shares of Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The table below sets forth certain information regarding the beneficial owners of more than 5% of the Company's Common Stock, other than the Company's directors and executive officers, as of December 1, 1999:

                                                               NUMBER OF SHARES
                                                               OF COMMON STOCK
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIALLY OWNED   PERCENT OF CLASS
------------------------------------                          ------------------   ----------------
BT Capital Partners, Inc. ("BT Capital")....................        517,645(1)            7.4%
  130 Liberty Street
  New York, NY 10006

West Highland Capital, Inc. ("WHC").........................        680,000(2)            9.7%
  300 Drake's Landing Road, Suite 290
  Greenbrace, CA 94904

J.R. Zone, as Trustee of the................................        539,779(3)            7.7%
  J.R. Zone 1983 Trust Agreement
  20700 Ventura Boulevard, #335
  Woodland Hills, CA 91364

Dimensional Fund Advisors Inc. ("DFAI").....................        608,400(4)            8.6%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401

U.S. Bancorp ("Bancorp")....................................        438,000(5)            6.2%
  111 S.W. Fifth Avenue
  Portland, OR 97204

Bedford Oak Advisors, L.P...................................        500,000(6)            7.1%
  100 South Bedford Road
  Mount Kisco, New York 10549

Heartland Advisors, Inc. ("Heartland")......................        700,000(7)            9.9%
  790 North Milwaukee Street
  Milwaukee, WI 53202

------------------------

(1) Information based solely on Amendment No. 7 dated as of April 21, 1999 to the Schedule 13G dated February 14, 1995 filed by Bankers Trust Corporation, a New York corporation, and its indirect wholly-owned subsidiary, BT Capital, a Delaware corporation, with the Securities and Exchange Commission. BT Capital has (i) sole voting power with respect to 517,645 shares of Common Stock and (ii) sole dispositive power with respect to 517,645 shares of Common Stock.

(2) Information based solely on the Schedule 13G dated February 14, 1995 filed by WHC with the Securities and Exchange Commission. Lang H. Gerhard and West Highland Partners, L.P. may be deemed to beneficially own certain of the shares beneficially owned by WHC because of commonality of voting and/or investment power.

(3) Information based solely on the Schedule 13G dated February 1, 1995 filed by J.R. Zone with the Securities and Exchange Commission.

(4) Information based solely on Amendment No. 3 dated February 11, 1999 to the
    Schedule 13G dated February 7, 1996 filed by DFAI with the Securities and Exchange Commission. DFAI has (i) sole voting power with respect to 608,400 shares of Common Stock and (ii) sole dispositive power with respect to 608,400 shares of Common Stock. Schedule 13G of DFAI states that all securities reported in the Schedule 13G are owned by DFAI's advisory clients, including commingled group trusts, none of which, to the knowledge of DFAI, owns more that 5% of the class.

(5) Information based solely on the Schedule 13G dated February 14, 1997 filed by Bancorp with the Securities and Exchange Commission. Qualivest Capital Management, Inc., a registered investment advisor and a wholly owned subsidiary of United States National Bank of Oregon, a wholly owned subsidiary of Bancorp, is deemed to have beneficial ownership of 235,300 shares, or 2.8% of the Common Stock. The remaining 202,700 shares or 2.3% of the Common Stock are deemed to be beneficially held by the Trust Group of Bancorp. Bancorp has (i) sole voting power with respect to 438,000 shares of Common Stock, (ii) sole dispositive power with respect to 199,500 shares of Common Stock and (iii) shared dispositive power with respect to 1,200 shares of Common Stock.

(6) Information based solely on the Schedule 13G dated August 27, 1999 filed with the Securities and Exchange Commission jointly by Bedford Oak Partners, L.P., a Delaware limited partnership ("BOP"), Bedford Oak Advisors, LLC, a Delaware limited liability company and the investment manager of BOP ("BOA"), and Harvey Eisen ("Eisen"), the managing member of BOA (collectively, the "Reporting Persons"). The business address of each of the Reporting Persons is 100 South Bedford Road, Mount Kisco, New York 10549. Eisen is a United States citizen.

(7) Information based solely on Amendment No. 1 dated February 4, 1999 to the
    Schedule 13G dated February 2, 1998 filed by Heartland with the Securities and Exchange Commission. Heartland has sole dispositive power with respect to 700,000 shares of Common Stock. Schedule 13G of Heartland states that the shares of common stock are held in investment advisory accounts of Heartland. As a result, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities. The interests of one such account, Heartland Value Fund, a series of Heartland Group, Inc., a registered investment company, relates to more than 5% of the class.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS RELATING TO CHF AND REFLECTIONS

    In 1979, Mr. Stroud, the Founder, Chairman Emeritus and a director of the Company, invested in Reflections Fine Bedding Attire, Inc. ("Reflections"), a manufacturer of bedding merchandise and accessories. Until 1993, Mr. Stroud had been a director of Reflections and had beneficially owned (along with his spouse) 45% of the stock of Reflections. In the fiscal year ended February 27, 1999, Reflections sold approximately $0.2 million of merchandise to Strouds at prices Strouds believes to be competitive with other suppliers of similar products. The sales to Strouds during this period represented approximately 14.8% of Reflections' total sales.

    The stockholders of Reflections had an outstanding debt obligation to a bank lender in the amount of $675,000, the proceeds of which were loaned to Reflections. In 1993, Mr. Stroud and his spouse assumed this note. Pursuant to an understanding among the stockholders of Reflections, at such time as Mr. and Mrs. Stroud are required to make payments on the note, the other stockholders are required to reimburse them for their pro rata share (in accordance with their stock ownership) of the note (the "Reflections Reimbursement Obligation").

    On April 2, 1993, Reflections filed a voluntary Chapter 11 bankruptcy proceeding. On June 1, 1993, CHF Industries, Inc. ("CHF"), an entity unaffiliated with Reflections or Strouds, acquired substantially all of the assets and business of Reflections (the "Reflections Business"). As part of the acquisition, CHF required that Mr. Stroud enter into a Non-Competition and Consulting Agreement with CHF, dated June 1, 1993 (the "CHF Agreement"). The CHF Agreement provides generally that for a period of ten years from the date of the closing of the purchase of the Reflections Business by CHF, neither Mr. Stroud nor any affiliate of Mr. Stroud's will directly or indirectly compete with the Reflections Business nor solicit any employee or supplier of Reflections or CHF to alter or terminate their business relationship. The CHF Agreement further provides that Mr. Stroud will consult with and advise CHF on an as-needed basis with respect to the sale and marketing by CHF of merchandise to Reflections Business customers, including, but not limited to, Strouds. So long as Mr. Stroud is employed by the Company, the CHF Agreement would prevent the Company from competing with Reflections in the manufacture of bedding merchandise and accessories.

    As consideration for Mr. Stroud's entering into the CHF Agreement, CHF agreed to pay Mr. Stroud an amount based on a percentage of gross sales of the Reflections Business, up to a maximum total payment of $825,000. In the event that total gross sales of the Reflections Business to Strouds equals or exceeds $2.5 million (subject to Consumer Price Index ("CPI") adjustment) in any contract year ending May 31, then CHF is required to pay Mr. Stroud an amount equal to 4.58% of total gross sales of the Reflections Business to all customers, including Strouds. In the event that total gross sales of the Reflections Business to Strouds is less than the $2.5 million target (subject to CPI adjustment), then the payment would be reduced in the proportion by which sales to Strouds failed to meet the target payments to Mr. Stroud may not exceed $275,000 for any May 31 contract year.

    The CHF Agreement was disclosed to the Board of Directors of Strouds, and all of the directors (except for Mr. Stroud, who abstained) approved the terms of the CHF Agreement and the payments by CHF to Mr. Stroud.

    All purchases by Strouds from Reflections and CHF have represented independent decisions of the buying staff of Strouds based upon the quality and design of product, salability, pricing, and the ability of CHF to meet a satisfactory delivery schedule. The Company believes that all purchases from Reflections and CHF have been in appropriate amounts and on terms comparable to those that could have been obtained from other vendors. The Board of Directors of the Company has adopted a policy of reviewing the Company's purchases from CHF to determine whether such purchases have been in appropriate amounts and on terms comparable to those that could have been obtained from other vendors. In fiscal year ended February 27, 1999, purchases by Strouds from Reflections and CHF equaled 0.1% of the Company's total cost of sales, including buying and occupancy.

    During the contract year ended May 31, 1998, total sales of the Reflections Business were $2.0 million, of which $0.4 million were sales to Strouds. Pursuant to the formula described above, Mr. Stroud received a payment of $15,000 from CHF with respect to that contract year. To the extent that Mr. Stroud receives payments under the CHF Agreement, the Reflections Reimbursement Obligation will be reduced. As of May 31, 1998, a total of $548,000 (out of a maximum of $825,000) had been paid to Mr. Stroud by CHF.

REGISTRATION RIGHTS

    In November 1995, the Board of Directors adopted a Rights Agreement pursuant to which it declared a dividend of one preferred stock purchase right (the "Rights") for each share of Common Stock outstanding at the close of business on November 30, 1995. Each Right will entitle the registered holder thereof, after the Rights become exercisable and until November 17, 2005 (or the earlier redemption, exchange or termination of the Rights), to purchase from the Company one one-hundredth of a share of Series B Junior Participating Preferred Stock, par value $0.0001 per share, at a price of $30.00 per one one-hundredth of a Preferred Share, subject to certain anti-dilution adjustments.

    In connection with the adoption of the Rights Agreement, and in order to resolve an issue as to whether a previous registration rights agreement was still in effect with BT Capital (the beneficial owner of approximately 7.4% of the Company's Common Stock), the Company agreed to provide BT Capital with certain demand and piggyback registration rights; provided, however, that the costs associated with exercising any such registration rights would be borne by BT Capital.

CONFLICT OF INTEREST POLICY

    In May 1995, the Board of Directors adopted a conflict of interest policy which generally provides that no employee, officer or director of the Company (individually and collectively, a "Company Person") should have any personal interest that is incompatible with the loyalty and responsibility owed to the Company. Pursuant to such policy, all Company Persons must discharge their responsibility solely on the basis of what is in the best interest of the Company and independent of personal considerations or relationships, and all Company Persons are expected to adhere to both the letter and spirit of the Company's conflict of interest policy.

OTHER RELATIONSHIP

    Mr. Bemis, a director on the Company's Board of Directors, is a partner in the law firm of Millar, Hodges & Bemis which has provided legal services to the Company since the Company's formation and continues to provide such services on an ongoing basis to the Company. Mr. Bemis's firm receives customary legal fees for such services. For the fiscal year ended February 27, 1999, the aggregate fees paid by the Company to the law firm of Millar, Hodges and Bemis was approximately $13,000.

                               OTHER INFORMATION

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the 1934 Act requires the Company's directors and officers, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, "Insiders"), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock. Insiders are required by the Securities and Exchange Commission's regulations to furnish the Company with copies of all
Section 16(a) reports filed by such persons.

    To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations from the Insiders that no other reports were required, as of December 1, 1999, all Insiders complied with all Section 16(a) filing requirements applicable to them.

OTHER MATTERS AT THE MEETING

    The Board of Directors does not know of any matters to be presented at the Special Meeting other than those mentioned in this Proxy Statement. If any other matters are properly brought before the Special Meeting, or any adjournment or postponement thereof, it is intended that the proxies will be voted in accordance with the best judgment of the person or persons voting such proxies.

COST OF SOLICITATION

    The expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies will be paid by the Company. In addition to the use of mails, certain directors, officers or employees of the Company and its subsidiaries, who receive no compensation for their services other than their regular salaries, may solicit and tabulate proxies. The Company has retained D.F. King & Co., Inc., 77 Water Street, New York, New York 10005, telephone (212) 269-5550, to assist in the solicitation of proxies with respect to the shares of Common Stock held of record by brokers, nominees and institutions. The estimated cost of the services of D.F. King & Co., Inc. is $3,000, plus expenses.

STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

    Any stockholder who meets the requirements of the proxy rules under the 1934 Act may submit to the Board of Directors proposals to be considered for submission to the stockholders at the 2000 Annual Meeting. Any such proposal must comply with the requirements of Rule 14a-8 under the 1934 Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to the Corporate Secretary, Strouds, Inc., 780 South Nogales Street, City of Industry, California 91748, and must be received no later than February 1, 2000. Any such notice shall set forth: (a) the name and address of the stockholder and the text of the proposal to be introduced;
(b) the number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the date of such notice; and
(c) a representation that the stockholder intends to appear in person or by proxy at the meeting to introduce the proposal specified in the notice. The chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

    In addition, the Company's Bylaws provide for notice procedures to recommend a person for nomination as a director and to propose business to be considered by stockholders at a meeting. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the annual meeting is given or made to the stockholders, the stockholder's notice, to be timely, must be received no later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder's notice to the secretary of the Company shall set forth: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of the stockholder proposing such business, (c) the class, series and number of shares of the Corporation which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business.

AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the 1934 Act and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed by the Company may be inspected without charge and copies obtained upon payment of prescribed fees from the Public Reference Section of the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or at the Securities and Exchange Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511, or by way of the Securities and Exchange Commission's Internet address, http://www.sec.gov.

    ALL STOCKHOLDERS ARE URGED TO IMMEDIATELY COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors

                                          [LOGO]

                                          Charles R. Chinni

                                          CHAIRMAN OF THE BOARD OF DIRECTORS,

                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

City of Industry, California


December 15, 1999

P R O X Y

                                 STROUDS, INC.
          SPECIAL MEETING OF STOCKHOLDERS TO BE HELD JANUARY 26, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Charles R. Chinni or Robert M. Menar, and each of them, his or her attorneys and agents, with full power of substitution to vote as proxy for the undersigned, as herein stated, at the Special Meeting of Stockholders of Strouds, Inc., to be held at The Westin Los Angeles Airport, 5400 West Century Boulevard, Los Angeles, California, at 10:00 a.m., local time on Wednesday, January 26, 2000 or at any adjournment or postponement thereof, according to the number of votes the undersigned would be entitled to vote if personally present on the proposals set forth below (and as more particularly set forth in the Notice of Annual Meeting enclosed herewith) and in accordance with their discretion on any other matters that may properly come before the Annual Meeting or any adjournment thereof.

   PLEASE MARK YOUR CHOICE LIKE THIS / / IN DARK INK AND SIGN AND DATE ON THE
                                  REVERSE SIDE

(1) Approve certain amendments to the Amended and Restated 1994 Equity Participation Plan of Strouds, Inc., as amended (the "1994 Plan, as Amended") to, among other things, (i) increase the number of shares of the Company's Common Stock available for issuance thereunder from 1,680,000 to 3,680,000 and (ii) increase the maximum number of shares that may be granted to any individual in any calendar year from 500,000 to 1,000,000, and restate the 1994 Plan, as Amended as The Second Amended and Restated 1994 Equity Participation Plan.

                   / / FOR      / / AGAINST      / / ABSTAIN

The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement dated December 15, 1999.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

                                              Dated: _____________________, 1999

                                              __________________________________
                                                       (Signature)

                                              __________________________________
                                                Signature if held jointly

                                          Please sign exactly as your name
                                          appears. Joint owners should each
                                          sign. Trustees and others acting in a
                                          representative capacity should
                                          indicate the capacity in which they
                                          sign.